Exhibit 99.1

AMENDMENT NO. 1 TO THE

FRED’S INC. 2012 LONG-TERM INCENTIVE PLAN

THIS AMENDMENT NO. 1 (this "Amendment"), dated as of July 13, 2012 (the “Amendment Date”), to the Fred’s, Inc. 2012 Long-Term Incentive Plan (“Plan”) as adopted and approved by the Board of Directors (the “Board”) to Fred’s, Inc., a Tennessee Corporation (the “Corporation”), has been approved by the Board as of the Amendment Date.

WHEREAS, the Board adopted the Plan, and retained the right therein to amend the Plan; and

WHEREAS, the Board determined that the Plan should be amended to remove all references to a ‘Potential Change in Control’;

NOW THEREFORE, the Plan is amended as follows:

1.	Definitions . Unless otherwise defined herein, all capitalized terms shall have the meanings given them in the Plan.

2.	Amendment to Subsection 17(a) . Section 17(a) of the Plan is amended by deleting the following:

 “In the event of (1) a Change in Control (as defined below) or (2) a Potential Change in Control (as defined below),”

 and in lieu thereof replaced with:

 “In the event of a Change in Control (as defined below),”.

3.	Amendment to Subsection 17(a)(iii) . Section 17(a)(iii) of the Plan is amended by deleting the following:

“or such Potential Change in Control”.

4.	Amendment to Subsection 17(c) . Section 17(c) of the Plan is deleted in its entirety and in lieu thereof replaced with:

“INTENTIONALLY DELETED”.

5.	Amendment to Subsection 17(d) . Section 17(d) of the Plan is deleted in its entirety and in lieu thereof replaced with:

“(d)           As used herein, the term "Change in Control Price" means the highest price per share paid in any transaction reported on the National Association of Securities Dealers Automated Quotation system, or paid or offered in any bonafide transaction related to a Change in Control of the Company at any time during the 60 day period immediately preceding the occurrence of the Change in Control, as determined by the Committee except that, in the case of Incentive Stock Options and SARs relating to Incentive Stock Options, such price shall be based only on transactions reported for the date on which the optionee exercises such SARs or, where applicable, the date on which a cash out occurs under Section 18(a)(iii).”

6.	No Further Amendments . All provisions of the Plan not expressly amended herein shall remain in full force and effect and no other amendments thereto shall be implied or deemed made.

[The Remainder of this Page Intentionally Left Blank. Signature Found on Following Page.]

IN WITNESS WHEREOF, the authorized designee of the Corporation has executed this Amendment on the 13th day of July, 2012, to be effective as of the Amendment Date.

FRED’S, INC.

/s/ Charles S. Vail
By:	Charles S. Vail
Its:	Secretary